UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 12, 2026
 Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)
377 Simarano Drive
Marlborough, Massachusetts 01752
(Address of Principal Executive Offices, including Zip Code)

(508) 373-1100
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IPGP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

IPG Photonics Corporation (the "Company") held its annual meeting of stockholders (the “Annual Meeting”) on May 12, 2026. Below are the final voting results for the Annual Meeting:

1.    Election of ten directors

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Gregory Beecher	37,779,429	177,561	11,333	2,089,675
Jeanmarie Desmond	36,184,529	1,768,590	15,204	2,089,675
Gregory Dougherty	37,584,921	363,409	19,993	2,089,675
Mark Gitin, Ph.D.	37,746,640	211,349	10,334	2,089,675
Kolleen Kennedy	36,855,666	1,101,012	11,645	2,089,675
Eric Meurice	37,656,036	303,532	8,755	2,089,675
Natalia Pavlova	37,641,930	307,139	19,254	2,089,675
John Peeler	37,405,513	552,743	10,067	2,089,675
Eugene Scherbakov, Ph.D.	37,521,640	424,950	21,733	2,089,675
Agnes Tang	37,799,994	153,043	15,286	2,089,675

2.    Advisory vote to approve our executive compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,089,325	10,719,258	159,740	2,089,675

3.    Ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2026

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,419,373	614,181	24,444	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION

May 15, 2026	By:	/s/ Angelo P. Lopresti
Angelo P. Lopresti
Senior Vice President, General Counsel & Secretary